SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported):  June 21, 2002

BEAR STEARNS ASSET BACKED SECURITIES, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-56242 (Commission File Number)	13-3836437 (IRS Employer Identification No.)

383 Madison Avenue, New York, New York  10179
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (212) 272-4095

          Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Filing of Certain Materials

Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Bear Stearns Asset Backed Securities, Inc. (the “Company”) is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its Irwin Home Equity Loan Trust 2002-1, Home Equity Loan-Backed Notes, Series 2002-1 (the “Notes”).

Incorporation of Certain Documents by Reference

The consolidated financial statements of MBIA Insurance Corporation, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2001 and December 31, 2000, and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2001, and the consolidated financial statements of MBIA Insurance Corporation and its subsidiaries as of March 31, 2002 , and for the three month period ended March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2002, are hereby incorporated by reference in (i) this Current Report on Form 8-K; (ii) the prospectus; and (iii) the prospectus supplement for Irwin Home Equity Loan Trust 2002-1, Home Equity Loan-Backed Notes, Series 2002-1, and shall be deemed to be part hereof and thereof.

In connection with the issuance of the Notes, the Company is filing herewith the consent of PricewaterhouseCoopers LLP (“PWC”) to the use of their name and the incorporation by reference of their report in the Prospectus relating to the issuance of the Notes.  The consent of PWC is attached hereto as Exhibit 23.1.

*     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated February 15, 2002 and the prospectus supplement dated June 11, 2002 (collectively, the “Prospectus”), of Bear Stearns Asset Backed Securities, Inc., relating to its Irwin Home Equity Loan Trust 2002-1, Home Equity Loan-Backed Notes, Series 2002-1.

 Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits

(a)       Not applicable.

(b)       Not applicable.

(c)       Exhibits:

23.1      Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC.

By:

Name:  Jonathan Lieberman
Title:    Senior Managing Director

Date:  June 21, 2002

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

23.1	Consent of Pricewaterhouse Coopers.